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Exhibit 99.5

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER
FOR TENDER OF FLOATING RATE ENHANCED CAPITAL
ADVANTAGED PREFERRED SECURITIES ("ECAPSSM")
(LIQUIDATION AMOUNT $1,000 PER TRUST PREFERRED SECURITY)
OF
LEHMAN BROTHERS HOLDINGS E-CAPITAL TRUST I

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        The undersigned hereby acknowledges receipt of the Prospectus, dated                        , 2006 (the "Prospectus"), of Lehman Brothers Holdings E-Capital Trust I (the "Trust"), Lehman Brothers Holdings E-Capital LLC I (the "LLC") and Lehman Brothers Holdings Inc. (the "Corporation") and accompanying Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Trust's offer (the"Exchange Offer") to exchange its Floating Rate Enhanced Capital Advantaged Preferred Securities (the "New Trust Preferred Securities") for a like liquidation amount of its outstanding Floating Rate Enhanced Capital Advantaged Preferred Securities (the "Old Trust Preferred Securities"). Capitalized terms used herein but not defined herein have the meanings given to them in the Prospectus or the Letter of Transmittal.

        This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Trust Preferred Securities held by you for the account of the undersigned.

        The aggregate face amount of the Old Trust Preferred Securities held by you for the account of the undersigned is (fill in amount):

$             of Old Trust Preferred Securities

        With respect to the Exchange Offer, the undersigned hereby instructs you (check one of the following boxes):

  ☐
  To TENDER the following Old Trust Preferred Securities held by you for the account of the undersigned (insert principal amount of Old Trust Preferred Securities to be tendered (if any)):

$             of Old Trust Preferred Securities*

or

  ☐
  NOT to TENDER any Old Trust Preferred Securities held by you for the account of the undersigned.

*
New Trust Preferred Securities and the untendered portion of Old Trust Preferred Securities must be in denominations of at least $100,000 and integral multiples of $1,000 in excess thereof.

        If the undersigned instructs you to tender Old Trust Preferred Securities held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) any New Trust Preferred Securities to be received by the undersigned are being acquired in the ordinary course of its business, (ii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Trust Preferred Securities to be received in the Exchange Offer, (iii) the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Trust Preferred Securities, (iv) the undersigned is not an "affiliate" of the Corporation, the LLC or the Trust within the meaning of Rule 405 under the Securities Act and (v) the undersigned is not a broker-dealer that purchased Old Trust Preferred Securities from the Trust to resell pursuant to Rule 144A or any other available exemption from the Securities Act. In addition, if the undersigned is a broker-dealer it represents and warrants, consistent with certain interpretive letters issued by the Staff of the Securities and Exchange Commission to third parties, that (a) such Old Trust Preferred Securities held by the undersigned are held only as a nominee, or (b) such Old Trust Preferred Securities were acquired by the undersigned for its own account as a result of market-making activities or other trading activities and it will deliver a prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of New Trust Preferred Securities (provided that, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an"underwriter" within the meaning of the Securities Act).

SIGN HERE

SIGNATURE(S) OF OWNER(S)
Date:

Name(s):
(PLEASE PRINT)
Capacity (Full Title):

Address:

(INCLUDE ZIP CODE)
Area Code and Telephone Number:
Tax Identification or Social Security Number(s):

2

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